UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Term Loan

On November 9, 2012, MRC Global Inc. (the “Company”) entered into a new $650 million seven-year Term Loan B (the “Term Loan”), with Bank of America N.A. as administrative agent and a lender (the “Agent”), and other lenders from time to time parties thereto. The proceeds of the new Term Loan, together with a draw under the Company’s Global ABL Facility, were used to redeem all of McJunkin Red Man Corporation’s outstanding 9.50% Senior Secured Notes due 2016 (the “Notes”), totaling approximately $861.3 million.

Borrower. The borrower under the Term Loan is McJunkin Red Man Corporation (the “Borrower”), a wholly owned subsidiary of the Company.

Accordion. The Term Loan allows for incremental increases up to an aggregate of $200 million, plus an additional amount such that the Company’s senior secured leverage ratio (the ratio of the Company’s Consolidated EBITDA (as defined under the Term Loan) to senior secured debt) (net of up to $75 million of unrestricted cash) would not exceed 3.50 to 1.00.

Maturity. The scheduled maturity date of the Term Loan is November 9, 2019. The Term Loan will amortize in equal quarterly installments at 1% a year with the payment of the balance at maturity.

Guarantees. The Term Loan is guaranteed by the Company and all of the Borrower’s current and future wholly owned domestic subsidiaries, subject to certain exceptions.

Security. The Term Loan is secured by a first lien on all of the Company’s assets and the assets of its domestic subsidiaries, subject to certain exceptions and other than the collateral securing the Company’s Global ABL Facility (which includes accounts receivable, inventory and related assets, collectively, the “ABL collateral”), and by a second lien on the ABL collateral. In addition, the Term Loan is secured by a pledge of all the capital stock of the Company’s domestic subsidiaries and 65% of the capital stock of its first tier foreign subsidiaries, subject to certain exceptions.

Interest Rates and Fees. The Borrower has the option to pay interest at a base rate, subject to a floor of 2.25%, plus an applicable margin, or at a rate based on LIBOR, subject to a floor of 1.25%, plus an applicable margin. The applicable margin for base rate loans is 400 basis points and the applicable margin for LIBOR loans is 500 basis points. The margin will step down by 25 basis points if the Company’s consolidated total leverage ratio (as defined under the Term Loan) is less than 2.50 to 1.00. In addition, at the closing of the Term Loan, the Borrower paid (in addition to customary fees to the lead arrangers) a 1.00% fee on the principal amount thereof to the lenders providing the Term Loan.

Voluntary Prepayment. The Company will be able to voluntarily prepay the principal without penalty or premium, other than a 1% premium in the first year for re-pricing transactions only.

Mandatory Prepayment. The Company is required to repay the Term Loan with certain asset sale and insurance proceeds, certain debt proceeds and 50% of excess cash flow (reducing to 25% if the Company’s senior secured leverage ratio is no more than 2.75 to 1.00 and 0% if the Company’s senior secured leverage ratio is no more 2.50 to 1.00).

Restrictive Covenants. The Term Loan does not include any financial covenants.

The Term Loan contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and the restricted subsidiaries (including the Borrower) to:

•	make investments;

•	prepay certain indebtedness;

•	grant liens;

•	incur additional indebtedness;

•	sell assets;

•	make fundamental changes;

•	enter into transactions with affiliates; and

•	in the case of the Company, to pay dividends.

The Term Loan also contains other customary restrictive covenants. The covenants are subject to various baskets and materiality thresholds, with certain of the baskets to the restrictions on the repayment of subordinated indebtedness, restricted payments and investments being available only when the senior secured leverage ratio of the Company and its restricted subsidiaries is less than 3.25:1.00.

The Term Loan provides that the Company and its restricted subsidiaries may incur any first lien indebtedness that is pari passu to the Term Loan so long as the pro forma senior secured leverage ratio of the Company and its restricted subsidiaries is less than or equal to 3.50:1.00. The Company and its restricted subsidiaries may incur any second lien indebtedness so long as the pro forma junior secured leverage ratio of the Company and its restricted subsidiaries is less than or equal to 4.00:1.00. The Company and its restricted subsidiaries may incur any unsecured indebtedness so long as such the total leverage ratio of the Company and its restricted subsidiaries is less than or equal to 5.00:1.00. Additionally, under the Term Loan, the Company and its restricted subsidiaries may incur indebtedness under the Global ABL Facility (or any replacement facility) in an amount not to exceed the greater of $1.3 billion and the Borrowing Base (as defined under the Global ABL Facility).

The Term Loan contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any material guaranty or security documents supporting the Term Loan to be in full force and effect and change of control. If such an event of default occurs, the Agent under the Term Loan is entitled to take various actions, including the acceleration of amounts due under the Term Loan and all other actions that a secured creditor is permitted to take following a default.

For a complete description of the terms of the Term Loan, see the Term Loan Credit Agreement, dated November 9, 2012, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Global ABL Facility Amendment

In connection with the redemption of the Notes and the entry into the Term Loan, the Company amended its Global ABL Facility by entering into a First Amendment to the Amended and Restated Loan, Security and Guarantee Agreement (the “Amendment Agreement”). The Amendment Agreement makes certain amendments to the Global ABL Facility, including:

•	joining the Company to the facility as a guarantor, in order for the Company to guarantee the obligations of its foreign and U.S. subsidiaries that are borrowers;

•	requiring foreign borrower subsidiaries to guarantee the obligations of each other foreign borrower subsidiary

•

releasing the pledges by the foreign borrower subsidiaries of the equity interests of their respective wholly owned subsidiaries and intercompany debt instruments held by the foreign borrower subsidiaries;

•	causing certain of the covenants that were previously applicable to McJunkin Red Man Corporation and its subsidiaries to apply to the Company and its subsidiaries;

•	reallocating the borrowing limits of certain borrowers under the facility; and

•	making certain other changes to the terms of the facility.

For a complete description of the terms of the amended Global ABL Facility, see the Amendment Agreement, dated November 9, 2012, which has been filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

On November 9, 2012, McJunkin Red Man Corporation completed the redemption of all of the Notes. The indenture dated as of December 21, 2009, providing for the issuance of the 9.50% Senior Secured Notes due 2016, terminated upon the redemption.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 above and is incorporated by reference.

Item 8.01	Other Events

On November 9, 2012, the Company issued a press release announcing the closing of its $650 million Term Loan and redemption of the 9.50% Senior Secured Notes due 2016.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Term Loan Credit Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, as the Borrower, MRC Global Inc., as Guarantor, each other Subsidiary Guarantor from time to time party thereto, the several lenders from time to time party thereto, Banc of America, N.A., as Administrative Agent, U.S. Bank National Association, as Collateral Trustee, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Key Bank National Association and SunTrust Robinson Humphrey, Inc., as Co-Managers, Wells Fargo Bank, National Association, as Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Co-Syndication Agents

10.2	Term Loan Guarantee and Acknowledgment, dated as of November 9, 2012, by each of the signatories listed on the signature pages thereto and each of the other entities that becomes a party thereto, in favor of the Administrative Agent (as defined therein) for the benefit of the Guaranteed Parties (as defined therein)

10.3	Security Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, MRC Global Inc., each of the subsidiaries of MRC Global Inc. listed on the signature pages thereto and U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Parties (as defined therein)

10.4	Term Loan Pledge Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, MRC Global Inc., each of the subsidiaries of MRC Global Inc. listed on the signature pages thereto and U.S. Bank National Association, as Collateral Trustee, for the benefit of the Secured Parties (as defined therein)

10.5	First Amendment to Amended and Restated Loan, Security and Guarantee Agreement, dated as of November 9, 2012, among MRC Global Inc., McJunkin Red Man Corporation, Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway-Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company, The South Texas Supply Company, Inc., MRC Transmark Pty Ltd, and MRC SPF Pty Ltd., MRC Transmark B.V., MRC Canada ULC (f/k/a Midfield Supply ULC), MRC Transmark B.V., and MRC Transmark International B.V., MRC Transmark Holdings UK Limited, MRC Transmark Limited, MRC Transmark (Dragon) Limited, and MRC SPF Scanfit Limited, the financial institutions party thereto constituting Required Lenders (as defined in the Loan Agreement referred to therein) and Bank of America, N.A., in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (as defined in the Loan Agreement referred to therein)

99.1	Press release dated November 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2012

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, as the Borrower, MRC Global Inc., as Guarantor, each other Subsidiary Guarantor from time to time party thereto, the several lenders from time to time party thereto, Banc of America, N.A., as Administrative Agent, U.S. Bank National Association, as Collateral Trustee, Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Key Bank National Association and SunTrust Robinson Humphrey, Inc., as Co-Managers, Wells Fargo Bank, National Association, as Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as Co-Syndication Agents

10.2	Term Loan Guarantee and Acknowledgment, dated as of November 9, 2012, by each of the signatories listed on the signature pages thereto and each of the other entities that becomes a party thereto, in favor of the Administrative Agent (as defined therein) for the benefit of the Guaranteed Parties (as defined therein)

10.3	Security Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, MRC Global Inc., each of the subsidiaries of MRC Global Inc. listed on the signature pages thereto and U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Parties (as defined therein)

10.4	Term Loan Pledge Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, MRC Global Inc., each of the subsidiaries of MRC Global Inc. listed on the signature pages thereto and U.S. Bank National Association, as Collateral Trustee, for the benefit of the Secured Parties (as defined therein)

10.5	First Amendment to Amended and Restated Loan, Security and Guarantee Agreement, dated as of November 9, 2012, among MRC Global Inc., McJunkin Red Man Corporation, Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway-Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company, The South Texas Supply Company, Inc., MRC Transmark Pty Ltd, and MRC SPF Pty Ltd., MRC Transmark B.V., MRC Canada ULC (f/k/a Midfield Supply ULC), MRC Transmark B.V., and MRC Transmark International B.V., MRC Transmark Holdings UK Limited, MRC Transmark Limited, MRC Transmark (Dragon) Limited, and MRC SPF Scanfit Limited, the financial institutions party thereto constituting Required Lenders (as defined in the Loan Agreement referred to therein) and Bank of America, N.A., in its capacity as collateral agent and administrative agent for itself and the other Secured Parties (as defined in the Loan Agreement referred to therein)

99.1	Press release dated November 9, 2012